POWERLINX
For Immediate Release:
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PowerLinx, Inc. Obtains Dismissal in Lawsuit Brought by Former Licensor


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ST. PETERSBURG, FL, June 07, 2006 - PowerLinx, Inc. (OTC BB: PWNX), a developer, manufacturer, and seller of powerline communication products today announced that the civil action initiated against the Company by Satius, Inc. ("Satius"), on August 17, 2005, in which Satius alleged various claims under a former license agreement entered into on December 18, 2002, by and between Satius and the Company, and subsequently terminated by Satius on July 10, 2004, has been dismissed in the Court of Common Pleas of Montgomery County, Pennsylvania. The Company cannot predict whether Satius will elect to pursue other actions.

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About  PowerLinx,   Inc.:   PowerLinx,   Inc.,   www.power-linx.com,   develops,
manufactures, and markets products and applications that transmit voice, video, audio and data either individually or in any and all combinations over power lines, twisted-pair wires and coax in AC and DC power environments, on any and all power grids. The Company has also developed, manufactured, and marketed different kinds of underwater video cameras, lights and accessories for the marine, commercial and consumer retail markets.

Web site: www.power-linx.com
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E-mail:  investor@power-linx.com

This press release may contain "forward-looking statements" that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements. These risks and uncertainties may include: the adoption of our new products by customers; our ability to identify, develop, and commercialize new applications for our products; the ability to manage our anticipated growth; scaling-up our manufacturing capabilities; protecting our intellectual property; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). PowerLinx, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.


Contact:          Christy Mutlu
                  PowerLinx, Inc.
                  Phone: 727-866-7440
                  investor@power-linx.com
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Source: PowerLinx, Inc.